                                                                     EXHIBIT 4.1

                              DATED           2005

                         OSI PHARMACEUTICALS, INC. (1)
                                      AND
                           'FIRST-NAME' 'SURNAME' (2)

        ---------------------------------------------------------------

                     DEED OF SHARE EXCHANGE RELATING TO THE
                          SHARES OF PROSIDION LIMITED
        ---------------------------------------------------------------

                               TABLE OF CONTENTS

      Definitions and Interpretation..............................
1                                                                     1
      Exchange of Shares..........................................
2                                                                     2
      Representations.............................................
3                                                                     2
      Completion..................................................
4                                                                     4
      Further Assurance...........................................
5                                                                     5
      Invalidity..................................................
6                                                                     5
      Non-Assignment..............................................
7                                                                     5
      Notices.....................................................
8                                                                     5
      Third Party Rights..........................................
9                                                                     6
      Variation...................................................
10                                                                    6
      Waiver......................................................
11                                                                    6
      Entire Agreement............................................
12                                                                    6
      Counterparts................................................
13                                                                    6
      Governing Law...............................................
14                                                                    6

                             DEED OF SHARE EXCHANGE

THIS DEED is made the   day of           2005

BETWEEN:

     (1) OSI PHARMACEUTICALS, INC., a company incorporated under the laws of the state of Delaware, USA and having its registered office at 58 South Service Road, Melville, New York, 11747, USA (the "PARENT COMPANY"); and

     (2) 'FIRST-NAME' 'SURNAME' of 'Address-1', 'Address-2', 'Address-3', 'Address-4' 'Address-5' (the "MEMBER"),
(each a "PARTY" and collectively the "PARTIES").

RECITALS:

     (A) WHEREAS Prosidion Limited was incorporated under the laws of England and Wales on 25 November 2002 (registered number 4600121) and has an authorised share capital of 2,000 pound divided into 14,000,000 Preferred Ordinary Shares of 0.0001 Pound each ("PREFERRED ORDINARY SHARES"); 4,000,000 A Ordinary Shares of 0.0001 Pound each ("A ORDINARY SHARES"); and 2,000,000 B Ordinary Shares of
0.0001 ("B ORDINARY SHARES") each.

     (B) WHEREAS 'FounderIIBIIShares' B Ordinary Shares (the "SHARES") have been issued and allotted to the Member.

     (C) WHEREAS the Member is the legal and beneficial owner of the Shares.

     (D) WHEREAS the Parent Company has proposed to acquire all of the Shares from the Member in exchange for common stock, par value $0.01 per share of the Parent Company ("PARENT COMPANY STOCK").

     (E) WHEREAS the Member and the Parent Company have agreed to the exchange of the Shares in return for the issue of Parent Company Stock on the terms and conditions set out in this Deed.

     (F) WHEREAS, the offer and issuance of the Consideration Stock, as defined below, by the Parent Company is made pursuant to Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT").

NOW IT IS AGREED AS FOLLOWS:

1  DEFINITIONS AND INTERPRETATION

     1.1 In this Deed, subject to any express contrary indication:

          (a) words importing the singular shall include the plural and vice versa;

          (b) any reference to this Deed or any other agreement or document shall be construed as a reference to that agreement or document as it may have been, or may from time to time be, amended, varied, novated, replaced or supplemented;

          (c) any reference to a statute or enactment shall be construed as a reference to such statute as it may have been, or may from time to time be, amended or re-enacted and any subordinate legislation made or thing done, or may from time to time be done, under the statute or enactment provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party; and

          (d) any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction (other than England) be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

     1.2 All headings in this Deed are for ease of reference only and shall not affect the interpretation of this Deed.

     1.3 Capitalised terms used in the Recitals and this Deed shall, unless the context otherwise requires, have the meaning set out in the Articles of Association of the Company.

2  EXCHANGE OF SHARES

     2.1 EXCHANGE RATIO

     For the purposes of this Deed the Parent Company and the Member agree that the Shares shall be exchanged for Parent Company Stock on the basis of the following exchange ratio (the "EXCHANGE RATIO"):

             For each Share: 0.29685 shares of Parent Company Stock

     2.2 NO FRACTIONAL SHARES

     No certificates representing fractional shares of the Parent Company Stock shall be issued, and such fractional share interests will not entitle the Member to vote or to any other rights of a stockholder of the Parent Company. With respect to any fractional share interest to which the Member is entitled, the Member shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which the Member would otherwise be entitled by (ii) $53.90.

     2.3 EXCHANGE OF SHARES

     At Completion, in consideration for the Parent Company issuing to the Member the 'OSIPIIShares' shares of Parent Company Stock (the "Consideration Stock"), the Member as legal and beneficial owner shall transfer its Shares to the Parent Company with full title guarantee free from any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, rights of third parties, restrictive covenant or other restrictions of any kind (each an "ENCUMBRANCE").

3  REPRESENTATIONS AND COVENANTS

     3.1 The Member represents and warrants to the Parent Company at the date hereof that:

          (a) he/she is the legal and beneficial owner of the Shares;

          (b) there is no Encumbrance on, over or affecting any of the Shares;

          (c) no agreement to create an Encumbrance has been entered into and no claim has been made by any person (natural or otherwise) that it is entitled to any such Encumbrance; and

          (d) he/she has full power and authority to enter into and exercise its rights and perform its obligations under this Deed and all other documents to be executed by him/her at Completion;

          (e) his/her obligations under this Deed are valid and binding subject to applicable law.

     3.2 In respect of U.S. securities laws, the Member represents and warrants to the Parent Company at the date hereof that:

          (a) the Member is not a "U.S." person as defined in Regulation S under the Securities Act, (i.e., the Member is not resident in the United States);

          (b) the Member is not acquiring the Consideration Stock for the account or benefit of any other person;

          (c) the Member received a copy of this Deed from the Parent Company while the Member was outside of the United States and, when signed, will have signed this Deed and delivered a signed copy of this Deed to the Parent Company while the Member was outside of the United States;

          (d) the Member (i) has been granted the opportunity to ask questions of, and receive answers from, representatives of the Parent Company concerning the terms and conditions of the exchange and (ii) has requested, received, reviewed and considered all information that he/she has deemed relevant in making an informed decision to acquire the Consideration Stock;

          (e) the Member has been advised of and understands the risks of an investment in the Consideration Stock;

          (f) the Member acknowledges that the acquisition of the Consideration Stock has not been registered under the Securities Act or registered or qualified under any U.S. state securities law in reliance on specific exemptions therefrom, which exemptions depend upon, among other things, the Member's representations and covenants as expressed in this Deed;

          (g) the Member has been informed and understands that the Consideration Stock may not be sold except (i) pursuant to a registration statement, (ii) pursuant to an exemption from registration, or (iii) in compliance with Rule 144 of the Securities Act (and is therefore subject to the holding requirements of Rule 144 of the Securities Act);

          (h) the Member has not undertaken any activities in the United States for the purpose of conditioning the market in the United States for the resale of the Consideration Stock by the Member or any other person acquiring securities of the Parent Company; and

          (i) the Member has no direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. in the United States (the "NASD").

     3.3 In respect of U.S. securities laws, the Member covenants with the Parent Company that:

          (a) The Member will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of or solicit any offers to buy any of the Consideration Stock except in compliance with the Securities Act and applicable state securities laws. In furtherance thereof, the Member will not make any disposition of the Consideration Stock except (i) pursuant to a registration statement under the Securities Act covering such proposed disposition, (ii) upon prior notice to the Parent Company and, if reasonably requested by the Parent Company, delivery to the Parent Company of an opinion of counsel, reasonably satisfactory to the Parent Company, that such disposition will not require registration under the Securities Act, or (iii) in compliance with Rule 144 under the Securities Act.

          (b) The Member acknowledges and agrees that no action has been or is intended to be taken in any jurisdiction outside the United States by the Parent Company that would permit an offering of the Consideration Stock or possession or distribution of offering materials in connection with the issuance of the Consideration Stock, in any jurisdiction outside the United States where legal action by the Parent Company for that purpose is required. The Member outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which he/she purchases, offers, sells or delivers Consideration Stock or has in its possession or distributes any offering material, in all cases at his/her own expense.

          (c) The Member has been advised that he/she may not engage in any hedging transactions with regard to the Consideration Stock unless conducted in compliance with the Securities Act. However, the Member agrees that pursuant to the Parent Company's "Statement of Company Policy on Securities Trades by Company Personnel and Directors," he/she will not engage in any hedging transactions in the Consideration Stock or other securities of the Parent Company.

          (d) The Member understands and acknowledges that certificates evidencing the Consideration Stock shall bear one or all of the following legends or a similar legend:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred without (i) an opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under such Act or qualification under applicable state securities laws; or (ii) such registration or qualification. Hedging transactions involving the shares represented by this certificate may not be conducted unless in compliance with the Act."

             If required by the authorities of any state in the United States in connection with the issuance of sale of the Consideration Stock, the legend required by such state authority.

          Any purchaser of the Consideration Stock pursuant to an effective registration statement under the Securities Act will be entitled to receive a certificate bearing no restrictive legend.

4  COMPLETION

     4.1 Completion shall take place at the offices of Prosidion Limited, Watlington Road, Oxford, OX4 6LT on April 14, 2005 (the "COMPLETION"). At Completion, the Member shall deliver to the Parent Company:

          (a) duly executed transfers of his/her Shares in favour of the Parent Company together with all share certificates relating to the Shares or, in the absence of which, an indemnity letter relating to loss of such share certificate; and

          (b) any other documents which may be required to vest in the Parent Company the full legal and beneficial ownership of the Shares and enable the Parent Company to procure them to be registered in its name or as it may direct.

     4.2 At Completion the Member IRREVOCABLY AND UNCONDITIONALLY APPOINTS the Parent Company and each of Colin Goddard of 30 Allenby Drive, Fort Solonga, NY 11768, USA, Bob Van Nostrand of 15 Mariners Circle, West Islip, NY 11797, USA and Barbara Wood of 200 West 90th Street, Apartment 12F, New York, NY 10024, USA, each acting severally (each an "ATTORNEY") to be the true and lawful Attorney of the Member, with full power to appoint substitutes, pending registration of the Parent Company as the legal owner of the Shares and in his/her name or otherwise on his/her behalf as the Attorney sees fit to execute notices, instruments of proxy or other documents which may fall to be executed or signed by the Member and exercise and perform any of the acts and things to be done and performed by the Member in connection with the legal and beneficial ownership of all or any of the Shares held by the Member as if the Attorney were the legal and beneficial owner of such Shares and in particular but without limitation the Attorney is appointed to:

          (a) attend any General Meeting (Annual and/or Extraordinary) of the Company and to represent the Member and vote on the Member's behalf and in his/her name;

          (b) exercise in the Member's name and on his/her behalf, all rights and privileges attached to his/her Shares including but not limited to the right to requisition the convening of an Extraordinary General Meeting;

          (c) to receive, in the Member's name and on his/her behalf, any notice or document which the Member is entitled to receive solely by virtue of being the registered holder of the Shares including the right to receive all benefits and entitlements which attach to the Shares from the date of Completion. For the avoidance of doubt this paragraph (c) does not cover Consideration Stock to be issued to the Member pursuant to his/her agreement with the Parent Company relating to the exchange of the Shares; and

          (d) execute and do (or procure the execution and giving of) such documents, acts and things as in the opinion of the Attorney is desirable and in such manner as the Attorney thinks fit as if the Attorney were the absolute legal and beneficial owner thereof.

     4.3 The power of attorney granted in Clause 4.2 shall expire on the date on which the Parent Company is registered as the holder of the Shares in the register of members of the Company.

     4.4 The Member undertakes to ratify everything which the Attorney shall do or purport to do in good faith by virtue of the powers granted by the power of attorney granted in Clause 4.2.

     4.5 Within seven days of the Parent Company receiving the documents referred to in Clause 4.1 from the Member, it shall issue the Consideration Stock to the Member and shall procure that the Member is registered as a stockholder in the Parent Company in respect of his/her Consideration Stock.

          (a) If the Member fails or refuses to accept delivery of Consideration Stock then it shall be set aside by the Parent Company. Such setting aside shall be deemed, for all purposes of this Clause 4, to be a payment to the Member and all the Member's rights as a member of the Company shall cease as from the Completion Date and the Parent Company shall be discharged, on such setting aside, from all obligations in respect of the same. The Parent Company shall not be responsible for the safe custody of the Consideration Stock so set aside (which shall be held by the Parent Company for a maximum period of 12 years, after which period the Parent Company shall be entitled to cancel the Consideration Stock in full).

          (b) A receipt by the Member of stock certificates relating to his/her Consideration Stock due on exchange of his/her Shares shall constitute an absolute discharge to the Parent Company for all its obligations relating thereto.

     4.6 The Parent Company undertakes to file with U.S. Securities and Exchange Commission a registration statement with respect to the resale of the Parent Company Stock and have such registration statement declared effective according to the terms set forth in Annex A to this Deed.

5  FURTHER ASSURANCE

     Each Member shall, at the expense of the Parent Company, do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as the Parent Company may from time to time reasonably require for the purpose of giving to the Parent Company the full benefit of all the provisions of this Deed.

6  INVALIDITY

     If any provision of this Deed is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

7  NON-ASSIGNMENT

     No party shall, without the consent of the others, be entitled to assign the benefit or burden of this Deed in whole or in part with the exception of the assignment rights set forth in Annex A to this Deed.

8  NOTICES

     8.1 Any notice to be given under this Deed shall be in writing and shall be delivered personally or sent by pre-paid international courier to the addressee at the address set out on the face of this Deed or such other address as may be notified from time to time. A notice so addressed shall be deemed to have been received:

          (a) if personally delivered, at the time of delivery; and

          (b) if sent by international courier, two days after the date of delivery of the notice to the international courier by the sender.

     8.2 For the avoidance of doubt, notice given under this Deed shall not be validly served if sent by electronic mail.

9  THIRD PARTY RIGHTS

     The parties do not intend that any term of this Deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed.

10  VARIATION

     No variation of any of the terms of this Deed (or of any other documents referred to herein) shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

11  WAIVER

     11.1 Any delay by the parties in exercising, or failure to exercise, any right or remedy under this Deed shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Deed or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

     11.2 The rights and remedies of the parties under this Deed are cumulative and not exclusive of any rights or remedies provided by law.

12  ENTIRE AGREEMENT

     This Deed, together with documents described in or expressed to be entered into in connection with this Deed, constitutes the entire agreement between the parties with respect to all matters referred to herein and supersede all prior written or oral discussions, representations, negotiations and agreements among them regarding such subject matter. Each party confirms that the terms of this Deed are fair and reasonable.

13  COUNTERPARTS

     This Deed may be executed in as many counterparts (including facsimile counterparts) as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Deed. It shall not be necessary in making proof of this Deed to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

14  GOVERNING LAW

     14.1 This Deed shall be governed by and construed in accordance with the laws of England and Wales.

     14.2 In relation to any legal action or proceedings arising out of or in connection with this Deed ("PROCEEDINGS"), each of the parties irrevocably submits to the non-exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

     IN WITNESS WHEREOF the parties hereto have duly executed this agreement as a deed with the intent that it is delivered as such on the day and year first above written.

EXECUTED AS A DEED                        )
BY                                        )
OSI PHARMACEUTICALS, INC.                 )
ACTING BY A DULY AUTHORISED               )
REPRESENTATIVE AND IN ACCORDANCE          )
WITH THE LAWS OF THE JURISDICTION OF      )
ITS INCORPORATION AND ARTICLES OF         )
ASSOCIATION/BY-LAWS                       )
                                          )

                                          --------------------------------------

EXECUTED AS A DEED BY 'FIRST -- NAME' 'SURNAME'

SIGNED:
--------------------------------------

BY:
--------------------------------------

IN THE PRESENCE OF:

Witness's Signature:
----------------------------------------------------------------------------

Witness's Name:
--------------------------------------------------------------------------------

Witness's Address:
------------------------------------------------------------------------------

                                   ANNEX "A"

                  TERMS AND CONDITIONS FOR RESALE REGISTRATION

1  DEFINITIONS.

     In addition to those terms defined in the agreement, for the purposes of this Annex A, the following terms shall have the meanings set forth here:

          1.1 "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

          1.2 "Closing Date" shall mean the date of Completion.

          1.3 "Common Stock" shall mean the Parent Company Stock as defined in Recital D of the Deed.

          1.4 "Company" shall mean the Parent Company as defined in the preamble of the Deed.

          1.5 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          1.6 "Investor" shall mean the Member as defined in the preamble of the Deed.

          1.7 "Nasdaq National Market" shall mean The Nasdaq Stock Market, Inc. National Market.

          1.8 "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          1.9 "Registration Statement" shall mean a registration statement filed pursuant to Section 2.1(a) of this Annex A.

          1.10 "SEC" shall mean the United States Securities and Exchange Commission.

          1.11 "Shares" shall mean the Consideration Stock as defined in Clause
     2.1 of the Deed.

          1.12 "Suspension" shall have the meaning set forth in Section 2.2(c) of this Annex A.

          1.13 "Suspension Notice" shall have the meaning set forth in Section 2.2(c) of this Annex A.

2  REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     2.1 Registration Procedures and Expenses. The Company shall:

          (a) subject to prompt receipt of necessary information from the Investor after prompt request from the Company to the Investor to provide such information, use commercially reasonable efforts to prepare and file with the SEC, as soon as practicable after the Closing Date of the transactions contemplated in the Deed, a shelf registration statement (the "Registration Statement") to enable the resale of the Shares by the Investor from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act through the automated quotation system of the Nasdaq National Market or such other market as may be the principal market on which the Company's Common Stock is sold, or any other manner reasonably requested by the Investor, including privately-negotiated transactions;

          (b) use commercially reasonable efforts, subject to receipt of necessary information from the Investor after prompt request from the Company to the Investor to provide such information, to cause the Registration Statement to become effective as soon as practicable after the Registration Statement is filed by the Company;

          (c) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective until the later of (i) two years after the Closing Date or (ii) the date on which all of the Shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitations;

          (d) furnish to the Investor such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e) take all reasonable actions necessary to ensure that the Shares are listed and available for quotation on The Nasdaq National Market;

          (f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (g) bear all expenses in connection with the procedures in paragraph
     (a) through (f) of this Section 2.1 and the registration of the Shares pursuant to the Registration Statement; and

          (h) advise the Investor promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     The Company understands that the Investor disclaims being an underwriter, but any determination by the SEC that the Investor is an underwriter shall not relieve the Company of any obligations it has hereunder.

     2.2 Transfer of Shares After Registration; Suspension.

          (a) The Investor hereby agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 2.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

          (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to this Section 2.2(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in this Section 2.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to this Section 2.2(b)(i) when the amendment has become effective).

          (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until it receives copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable.

          (d) Provided that a Suspension is not then in effect, the Investor may sell the Shares under the Registration Statement; provided, however, that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investor and to supply copies to any other parties requiring such prospectuses.

          (e) In the event of a sale of the Shares by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A so that the Shares may be properly transferred. Assuming timely delivery to the Company's transfer agent of one or more stock certificates representing the Shares in proper form for transfer and assuming compliance by the Investor with the terms of this Deed, the Company's transfer agent will issue and make appropriate delivery of one or more stock certificates in the name of the buyer so as to permit timely compliance by the Investor with applicable settlement requirements.

     2.3  Indemnification.

          (a) Definitions.  For the purpose of this Section 2.3:

             (i) the term "Selling Stockholder" shall include the Investor and each person, if any, who controls the Investor within the meaning of
        Section 15 of the Securities Act, including any officer, director, trustee or Affiliate of the Investor;

             (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 2.1; and

             (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Indemnification by the Company. To the extent permitted by law, the Company agrees to indemnify and hold harmless the Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon,
     (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of the Selling Stockholder to comply with its covenants and agreements contained in the Deed respecting the sale of the Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor; provided however, that the Selling Stockholder shall be entitled to be indemnified in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company at least ten (10) days before the sale or sales from which such loss occurred. The Company shall reimburse the Selling Stockholder for the amounts provided for herein upon receipt of written demand providing evidence of such expenses.

          (c) Indemnification by the Investor. To the extent permitted by law, the Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and all other selling stockholders listed in the Registration Statement from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in this Deed respecting the sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided however, that the Selling Stockholder shall have no obligation to indemnify the Company in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company at least ten (10) days before the sale or sales from which such loss occurred. The Investor shall reimburse the Company and the other selling stockholders listed in the Registration Statement for the amounts provided for herein upon receipt of written demand providing evidence of such expenses.

          (d) Notice of Claims, Etc. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 2.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 2.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

          (e) Contribution. If the indemnification provided for in this Section
     2.3 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other selling stockholder under the Registration Statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other selling stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this paragraph (e) were determined by pro rata allocation (even if the Investor and other selling stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Survival. The obligations of the Company and the Investor under this Section 2.3 shall survive the completion of any offering of Shares in a Registration Statement.

3 RULE 144.

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to it a written statement as to whether the Company has complied with such information and requirements.

4 SUCCESSORS AND ASSIGNS.

     The rights set forth in this Annex A may not be assigned by the Investor. Without the necessity of the prior written consent of the Investor, but after notice duly given and in compliance with Clause 8 of the Deed, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Annex shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Annex A, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Annex A, except as expressly provided in this Annex A.

                                   EXHIBIT A

                         Certificate of Subsequent Sale

Bank of New York
101 Barclay Street
New York, NY 10286

     RE: Sale of Shares of Common Stock of OSI Pharmaceuticals, Inc. (the
         "Company") pursuant to the Company's Prospectus dated           ,
         (the "Prospectus")

Dear Sir/Madam:

     The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):
-------------------------------------------------------------------

Record Holder (e.g., if held in name of nominee):
-----------------------------------------------------------

Restricted Stock Certificate No.(s):
---------------------------------------------------------------------------

Number of Shares Sold:
--------------------------------------------------------------------------------

Date of Sale:
--------------------------------------------------------------------------------

     In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                                Very truly yours,

                                                By:
                                                --------------------------------------------
Dated:
--------------------------------------------
                                                Print Name:
                                                ----------------------------------------
                                                Title:
                                                --------------------------------------------

cc:  Robert L. Van Nostrand
     Vice President and Chief Financial Officer
     OSI Pharmaceuticals, Inc.
     58 South Service Road, Suite 110
     Melville, NY 11747

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